EXHIBIT 10.1

THIS INTELLECTUAL PROPERTY PURCHASE AGREEMENT (the "Agreement") dated this 1st day of October 2014 (the “Effective Date”),

BETWEEN:

BTB Management LLC whose legal address is 1712 Pioneer Avenue, Suite 5525, Cheyenne, WY, 82001(the 'Seller')
OF THE FIRST PART

- AND -

Bio-Solutions Corp. whose legal address is 40 Easthampton B, West Palm Beach, FL, 33417(the 'Purchaser')
OF THE SECOND PART

IN CONSIDERATION OF THE COVENANTS and agreements contained in this Agreement, the parties to this Agreement agree as follows:

Purchase of Intellectual Property
1.

The Seller hereby sells, assigns and transfers unto the Purchaser, all rights, title and interest, in and to, its “Glucose Health Natural Blood Sugar Maintenance” product (the Intellectual Property). To the extent that any such Intellectual Property is not directly transferable to the Purchaser, the Seller hereby grants to the Purchaser an exclusive, royalty-free, irrevocable, perpetual, world-wide license to make, have made, modify, manufacture, reproduce, sub-license, use and sell such non-transferable Intellectual Property; and any residual rights the Seller holds in such non-transferable Intellectual Property will be held by the Seller in trust for the sole benefit of the Purchaser.

Consideration
2.	The Purchaser will pay in consideration and transfer to the Seller 15,000,000 shares of its common stock (the “Shares”) for the Intellectual Property.

3.	The Seller and the Purchaser both acknowledge the sufficiency of the consideration.

Securities Law Representations
4.

The seller acknowledges the Shares have not been and are not being registered under the 1933 Act nor any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) the seller shall deliver to the Purchaser or its transfer agent, an opinion of counsel, in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred, may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) the seller provides the Purchaser with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the subsequent seller may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Purchaser nor any other Person is under any obligation to register the Shares under the 1933 Act or any state securities laws.

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5.

The Seller understands that the certificates or other instruments representing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the form below may be placed against the transfer of such stock certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

General Representations
6.

The Seller warrants that (1) it is the legal owner of the Intellectual Property; (2) the Intellectual Property is free from all liens and encumbrances; (3) it has the right to sell the Intellectual Property.

7.

The Seller expressly disclaims all express or implied warranties as to fitness of the Intellectual Property for any particular purpose. The Purchaser has been given the opportunity to inspect the Intellectual Property or to have it inspected and the Purchaser has accepted the Intellectual Property in its existing condition.

8.	The Seller makes no warranty, and no warranty will be deemed to exist, that the Purchaser holds the Intellectual Property free of the claim of any third person that may arise in the future from patent or trademark infringement.

9.	Except for the above warranties, no other warranty (whether expressed, implied or statutory) is made by the Seller regarding the Intellectual Property.

Remedies
10.	The Purchaser's exclusive remedy and the Seller's liability for any and all losses or damages resulting from the Intellectual Property or from any other cause will be limited to $1000.00.

Notices
11.

Any notice to be given or document to be delivered to either the Seller or Purchaser pursuant to this Agreement will be sufficient if delivered personally or sent by prepaid registered mail to the address specified below. Any written notice or delivery of documents will have been given, made and received on the day of delivery if delivered personally, or on the third (3rd) consecutive business day next following the date of mailing if sent by prepaid registered mail:

SELLER: 1712 Pioneer Avenue, Suite 5525, Cheyenne, WY, 82001

PURCHASER: 40 Easthampton B, West Palm Beach, FL, 33417

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General Provisions
12.	Headings are inserted for the convenience only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

13.	All representations and warranties of the Seller and Purchaser contained in this Agreement will survive the Effective Date of this Agreement.

14.

Either party to this Agreement may assign its rights under this Agreement, but the assignment will not change the duty of either party, increase the burden or risk involved, or impair the chances of obtaining the performance of the Agreement. However, no obligation for performance imposed on either party by this Agreement may be delegated to any other person without the prior written consent of the other party. Each party has a substantial interest in having the other party perform or control the acts required by this Agreement.

15.	This Agreement cannot be modified in any way except in writing signed by all the parties to this Agreement.

16.

This Agreement will be governed by and construed in accordance with the laws of the State of Wyoming, including the Wyoming Uniform Commercial Code and the Seller and the Purchaser hereby attorn to the jurisdiction of the Courts of the State of Wyoming.

17.

Except where otherwise stated in this Agreement, all terms employed in this Agreement will have the same definition as set forth in the Uniform Commercial Code in effect in the State of Wyoming on the date of execution of this Agreement.

18.

If any clause of this Agreement is held unconscionable by any court of competent jurisdiction, arbitration panel or other official finder of fact, the clause will be deleted from this Agreement and the balance of this Agreement will remain in full force and effect.

19.	This Agreement will inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

20.	This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

21.	Time is of the essence in this Agreement.

22.	This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

-SIGNATURE PAGE FOLLOWS-

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IN WITNESS WHEREOF the parties have executed this Intellectual Property Purchase Agreement on this 1st day of October 2014.

BTB Management LLC

Per:	/s/ Murray Fleming
Murray Fleming
Managing Member

Bio-Solutions Corp.

Per:	/s/ James Hodge
James Hodge
Chairman & Interim Chief Executive Officer

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